Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Acri Capital Merger Sub I Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Rule 475(f) and Rule 457(c)	9,200,000	(1)	$11.30	$103,960,000.00	(2)	0.0001476	$15,344.50	-	-	-	-
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Rule 475(f) and Rule 457(c)	1,815,384	(3)	$11.30	$20,513,839.20	(2)	0.0001476	$3,027.84	-	-	-	-
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Rule 475(f) and Rule 457(c)	2,156,250	(4)	$11.30	$24,365,625.00	(2)	0.0001476	$3,596.37	-	-	-	-
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Rule 475(f) and Rule 457(c)	43,125	(5)	$11.30	$487,312.50	(2)	0.0001476	$71.93	-	-	-	-
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	Rule 475(f) and Rule 457(c)	12,552,500	(6)	$11.30	$141,843,250.00	(2)	0.0001476	$20,936.06	-	-	-	-
Fees to Be Paid	Equity	Purchaser Warrants to purchase Purchaser Common Stock	Rule 475(f) and Rule 457(c)	12,552,500	(7)	$0.055	$690,387.50	(8)	0.0001476	$101.90	-	-	-	-
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$291,860,414.20			$43,078.60
	Total Fees Previously Paid									$46,090.71
	Total Fee Offsets									$-
	Net Fee Due									$(3,012.11)

(1)	The number of shares of the registrant being registered represents an aggregate of 9,200,000 shares of the common stock, par value $0.0001 per share, of the registrant (“PubCo Common Stock”) to be issued by the registrant upon the consummation of the business combination to the Foxx Stockholders (as defined in the proxy statement/prospectus).

(2)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) $11.30 (based on the average of the high and low prices of Class A common stock, par value $0.0001 per stock, of Acri Capital Acquisition Corporation (the “ACAC Class A Common Stock”) as reported on NASDAQ on June 24, 2024) multiplied by (ii) the numbers of shares registered in each row.

(3)	Represents up to 1,815,384 shares of PubCo Common Stock issuable to the public shareholders of ACAC Class A Common Stock upon conversion of all ACAC Class A Common Stock such public shareholders hold pursuant to the Business Combination Agreement (as defined in the proxy statement/prospectus).

(4)	Represents up to 2,156,250 shares of PubCo Common Stock issuable to the Founders (as defined in the proxy statement/prospectus) who hold Class B common, par value $0.0001 stock (the “ACAC Class B Common Stock”) of ACAC upon conversion of all ACAC Class B Common Stock the Founders hold pursuant to the Business Combination Agreement.

(5)	Represents up to 43,125 shares of PubCo Common Stock issuable to EF Hutton LLC pursuant to certain amendment to the Underwriting Agreement, dated February 20, 2024.

(6)	Represents (i) 4,312,500 shares of PubCo Common Stock underlying 4,312,500 warrants of the registrant (the “PubCo Warrants”, which are issuable upon conversion of 4,312,500 redeemable warrants of ACAC (the “ACAC Warrants”); (ii) 5,240,000 shares of PubCo Common Stock underlying 5,240,000 PubCo Warrants, which are issuable upon conversion of 5,240,000 ACAC Warrants; and (iii) up to 3,000,000 shares of PubCo Common Stock underlying 3,000,000 PubCo Warrants, which are issuable upon conversion of 3,000,000 ACAC Warrants that may be converted from working capital loans that the Founders provide to ACAC.

(7)	Represents (i) 4,312,500 PubCo Warrants issuable upon conversion of 4,312,500 ACAC Warrants; (ii) 5,240,000 PubCo Warrants issuable upon conversion of 5,240,000 ACAC Warrants; and (iii) up to 3,000,000 PubCo Warrant issuable upon conversion of 3,000,000 ACAC Warrants that may be converted from working capital loans that the Founders provide to ACAC.

(8)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) $0.055 (based on the average of the high and low prices of ACAC Warrants as reported on NASDAQ on June 24, 2024) multiplied by (ii) 12,552,500 ACAC Warrants issuable in connection with the Business Combination.